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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Crompton Corporation and to the incorporation by reference therein of our reports dated February 25, 2005, with respect to the consolidated financial statements of Great Lakes Chemical Corporation, Great Lakes Chemical Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Great Lakes Chemical Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule of Great Lakes Chemical Corporation included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana May 19, 2005

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  Exhibit 23.2